Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-176603 of Forum Energy Technologies, Inc. on Form S-1 of our report dated July 14, 2010, (relating to the financial statements of Triton Group Holdings LLC as of December 31, 2009 and the two years then ended, not presented separately herein) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE LLP

Aberdeen, United Kingdom

October 19, 2011